Exhibit 99.1

Broadcom Inc. Announces Third Quarter Fiscal Year 2019 Financial Results and Quarterly Dividend

•	Revenue of $5,515 million for the quarter, up 9 percent from the prior year period

•	GAAP diluted EPS of $1.71; Non-GAAP diluted EPS of $5.16

•	GAAP operating profit margin of 16 percent; Non-GAAP operating profit margin of 53 percent

•	$2,307 million of free cash flow, defined as cash from operations of $2,419 million less capital expenditures of $112 million, up 8 percent from the prior year period

•	Quarterly dividend of $2.65 per share

•	Repurchased and eliminated 3.5 million shares for $977 million

•	Maintaining fiscal year 2019 guidance, including revenue outlook of $22.5 billion; $17.5 billion from semiconductor solutions and $5 billion from infrastructure software

SAN JOSE, Calif. – September 12, 2019 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its third quarter of fiscal year 2019, ended August 4, 2019, and announced a quarterly dividend.

“Our broad portfolio of mission critical semiconductor and infrastructure software solutions, utilized by the world’s largest enterprises, continued to drive sustained revenues and robust cash flow despite a challenging market backdrop,” said Hock Tan, President and CEO of Broadcom Inc. “Looking at the semiconductor solutions segment, we believe demand has bottomed out but will continue to remain at these levels due to the current uncertain environment.”

“During the quarter, we generated over $2.3 billion in free cash flow representing over 8% growth on a year on year basis,” said Tom Krause, CFO of Broadcom Inc. “We returned over $2 billion to stockholders in the quarter including $1.1 billion in cash dividends and approximately $1 billion in share repurchases and eliminations. We remain fully committed to maintaining our investment grade credit rating and, looking forward, we intend to focus on deleveraging our balance sheet.”

Third Quarter Fiscal Year 2019 GAAP Results from Continuing Operations

Net revenue was $5,515 million, substantially consistent with $5,517 million in the previous quarter and 8.9 percent higher than $5,063 million in the same quarter last year.

Gross margin was $3,034 million, or 55.0 percent of net revenue. This compares with gross margin of $3,089 million, or 56.0 percent of net revenue, in the prior quarter, and gross margin of $2,619 million, or 51.7 percent of net revenue, in the same quarter last year.

Operating expenses were $2,169 million. This compares with $2,119 million in the prior quarter and $1,280 million in the same quarter last year.

Operating income was $865 million, or 15.7 percent of net revenue. This compares with operating income of $970 million, or 17.6 percent of net revenue, in the prior quarter, and operating income of $1,339 million, or 26.4 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $715 million, or $1.71 per diluted share. This compares with net income of $691 million, or $1.64 per diluted share, in the prior quarter, and net income of $1,196 million, or $2.71 per diluted share, in the same quarter last year.

Cash from operations was $2,419 million in the quarter, compared to $2,247 million in the same quarter last year.

Third Quarter Fiscal Year 2019 GAAP Results				Change
(Dollars in millions, except per share data)	Q3 19	Q2 19	Q3 18	Q/Q		Y/Y
Net revenue	$5,515	$5,517	$5,063		-%		+9%
Gross margin	55.0%	56.0%	51.7%		-100bps		+330bps
Operating expenses	$2,169	$2,119	$1,280	+$	50	+$	889
Net income	$715	$691	$1,196	+$	24	-$	481
Earnings per share - diluted	$1.71	$1.64	$2.71	+$	0.07	-$	1.00

The Company’s cash and cash equivalents at the end of the third fiscal quarter were $5,462 million, compared to $5,328 million at the end of the prior quarter.

During the third fiscal quarter, the Company generated $2,419 million in cash from operations and spent $977 million on share repurchases and eliminations, consisting of $736 million in repurchases of 2.6 million shares and $241 million of withholding tax payments related to net settled equity awards that vested in the quarter (representing approximately 0.9 million shares withheld), as well as $112 million on capital expenditures.

On July 2, 2019, the Company paid a cash dividend of $2.65 per share of common stock, totaling $1,057 million.

Third Quarter Fiscal Year 2019 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Gross margin from continuing operations was $3,916 million, or 71.0 percent of net revenue. This compares with gross margin from continuing operations of $3,971 million, or 72.0 percent of net revenue, in the prior quarter, and $3,410 million, or 67.3 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $2,910 million, or 52.8 percent of net revenue. This compares with operating income from continuing operations of $2,949 million, or 53.5 percent of net revenue, in the prior quarter, and $2,536 million, or 50.1 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $2,281 million, or $5.16 per diluted share. This compares with net income of $2,334 million, or $5.21 per diluted share, in the prior quarter, and net income of $2,257 million, or $4.98 per diluted share, in the same quarter last year.

Free cash flow from operations, defined as cash from operations less capital expenditures, was $2,307 million in the quarter, compared to $2,127 million in the same quarter last year.

Third Quarter Fiscal Year 2019 Non-GAAP Results	Q3 19	Q2 19	Q3 18	Change
(Dollars in millions, except per share data)				Q/Q		Y/Y
Gross margin	71.0%	72.0%	67.3%		-100bps		+370bps
Operating expenses	$1,006	$1,022	$874	-$	16	+$	132
Net income	$2,281	$2,334	$2,257	-$	53	+$	24
Earnings per share - diluted	$5.16	$5.21	$4.98	-$	0.05	+$	0.18

Other Quarterly Data

Net revenue by segment							Change
(Dollars in millions)	Q3 19		Q2 19		Q3 18		Q/Q	Y/Y
Semiconductor solutions	$4,353	79%	$4,088	74%	$4,568	90%	6%	-5%
Infrastructure software	1,140	21	1,413	26	492	10	-19%	132%
Intellectual property licensing	22	—	16	—	3	—	38%	633%

Total net revenue	$5,515	100%	$5,517	100%	$5,063	100%

Fiscal Year 2019 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for fiscal year 2019, ending November 3, 2019, including contributions from CA, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$22,500M	—	$22,500M
Operating margin	14.75%	$8,470M	52.50%
Net interest expense and other	$1,300M	—	$1,300M
Provision for (benefit from) income taxes	-17.75%	28.75%	11.00%

•

Non-GAAP operating margin excludes $5,210 million of amortization of acquisition-related intangible assets, $2.2 billion of stock-based compensation expense, $800 million of restructuring charges, and $260 million of acquisition-related costs; and

•	Non-GAAP tax provision is 28.75% higher than GAAP due to the tax effects of the projected reconciling items noted above.

Capital expenditures for the fiscal year are expected to be approximately $500 million. For the fiscal year, depreciation is expected to be $600 million and total intangible amortization is expected to be approximately $5,235 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations for CA, Inc., all of which may be revised during the remainder of the measurement period (which will not exceed 12 months from the CA acquisition). The guidance excludes the impact of any future mergers, acquisitions, divestiture and stock repurchase activity that may occur during fiscal year 2019. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividend

The Company’s Board of Directors has approved a quarterly cash dividend of $2.65 per share.

The dividend is payable on October 1, 2019 to stockholders of record at the close of business (5:00 p.m. Eastern Time) on September 23, 2019.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the third quarter of fiscal year 2019, ended August 4, 2019, and discuss guidance for fiscal year 2019, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 8385364. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 8385364. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Basis of Presentation

Broadcom Inc. is the successor to Broadcom Limited for financial reporting purposes effective as of the close of trading on April 4, 2018. Information provided for fiscal periods beginning with the fiscal quarter ended May 6, 2018, relates to Broadcom Inc. and for prior fiscal periods relates to Broadcom Limited. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Inc. and, prior to that time, are to our predecessor, Broadcom Limited.

The Company’s financial results include contributions from CA, Inc.’s continuing operations starting in the first quarter of fiscal year 2019. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented above, unless otherwise stated.

Due to the Company’s 52/53 week reporting cycle, fiscal year 2018 included an extra week in the first quarter, compared to fiscal year 2019.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenue, and excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, impairment on investment, debt-related costs, gain (loss) on extinguishment of debt, gains (losses) on investments, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Inc.

Broadcom Inc. (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise and mainframe software focused on automation, monitoring and security, smartphone components, telecoms and factory automation.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; global economic conditions and concerns; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, including our pending Symantec Corporation transaction; government regulations and trade restrictions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors of our products; dependence on senior management and our ability to attract and retain qualified personnel; international political and economic conditions; involvement in legal or administrative proceedings; our dependency on a limited number of suppliers; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; sales to our government clients; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; our ability to protect against a breach of security systems; changes in accounting standards; fluctuations in foreign exchange rates; the amount and frequency of our stock repurchases; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Broadcom Inc.

Beatrice F. Russotto

Investor Relations

408-433-8000

investor.relations@broadcom.com

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4,	May 5,	August 5,	August 4,	August 5,
	2019	2019	2018	2019	2018
Net revenue	$5,515	$5,517	$5,063	$16,821	$15,404
Cost of revenue:
Cost of revenue	1,651	1,592	1,680	4,935	5,275
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	828	826	762	2,487	2,242
Restructuring charges	2	10	2	68	19

Total cost of revenue	2,481	2,428	2,444	7,490	7,606

Gross margin	3,034	3,089	2,619	9,331	7,798
Research and development	1,235	1,151	959	3,519	2,820
Selling, general and administrative	410	419	234	1,300	819
Amortization of acquisition-related intangible assets	475	473	68	1,424	474
Restructuring, impairment and disposal charges	49	76	19	698	202

Total operating expenses	2,169	2,119	1,280	6,941	4,315

Operating income	865	970	1,339	2,390	3,483
Interest expense	(362)	(376)	(149)	(1,083)	(480)
Other income, net	41	63	39	172	120

Income from continuing operations before income taxes	544	657	1,229	1,479	3,123
Provision for (benefit from) income taxes	(171)	(36)	32	(410)	(8,391)

Income from continuing operations	715	693	1,197	1,889	11,514
Loss from discontinued operations, net of income taxes	—	(2)	(1)	(12)	(19)

Net income	715	691	1,196	1,877	11,495
Net income attributable to noncontrolling interest (1)	—	—	—	—	351

Net income attributable to common stock	$715	$691	$1,196	$1,877	$11,144

Basic income per share:
Income per share from continuing operations	$1.80	$1.75	$2.78	$4.73	$26.58
Loss per share from discontinued operations	—	(0.01)	—	(0.03)	(0.05)

Net income per share	$1.80	$1.74	$2.78	$4.70	$26.53

Diluted income per share (2):
Income per share from continuing operations	$1.71	$1.64	$2.71	$4.50	$25.78
Loss per share from discontinued operations	—	—	—	(0.03)	(0.04)

Net income per share	$1.71	$1.64	$2.71	$4.47	$25.74

Shares used in per share calculations:
Basic	398	397	430	399	420
Diluted	418	422	441	420	433
Stock-based compensation expense included in continuing operations:
Cost of revenue	$47	$41	$22	$122	$63
Research and development	456	371	222	1,138	630
Selling, general and administrative	129	132	71	381	217

Total stock-based compensation expense	$632	$544	$315	$1,641	$910

(1)

In connection with the redomiciliation to the United States on April 4, 2018, or the Redomiciliation, all outstanding exchangeable limited partnership units, or LP Units, in Broadcom Cayman L.P. were exchanged for common stock of Broadcom on a one-for-one basis and the noncontrolling interest, or NCI, was eliminated. Net income attributable to NCI prior to the Redomiciliation represents approximately 5% of net income attributable to LP Units.

(2)

There were no LP Units outstanding during the fiscal quarters ended August 4, 2019, May 5, 2019, August 5, 2018 or three fiscal quarters ended August 4, 2019 due to the Redomiciliation. The diluted income per share calculations excluded the LP Units for the three fiscal quarters ended August 5, 2018 as the impact was antidilutive.

BROADCOM INC.

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4, 2019	May 5, 2019	August 5, 2018	August 4, 2019	August 5, 2018
Net revenue on GAAP basis	$5,515	$5,517	$5,063	$16,821	$15,404
Acquisition-related purchase accounting revenue adjustment (1)	—	—	3	—	10

Net revenue on non-GAAP basis	$5,515	$5,517	$5,066	$16,821	$15,414

Gross margin on GAAP basis	$3,034	$3,089	$2,619	$9,331	$7,798
Acquisition-related purchase accounting revenue adjustment (1)	—	—	3	—	10
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	828	826	762	2,487	2,242
Stock-based compensation expense	47	41	22	122	63
Restructuring charges	2	10	2	68	19
Acquisition-related costs	5	5	2	12	4

Gross margin on non-GAAP basis	$3,916	$3,971	$3,410	$12,020	$10,206

Research and development on GAAP basis	$1,235	$1,151	$959	$3,519	$2,820
Stock-based compensation expense	456	371	222	1,138	630
Acquisition-related costs	1	1	—	4	3

Research and development on non-GAAP basis	$778	$779	$737	$2,377	$2,187

Selling, general and administrative expense on GAAP basis	$410	$419	$234	$1,300	$819
Stock-based compensation expense	129	132	71	381	217
Acquisition-related costs	53	44	26	187	145

Selling, general and administrative expense on non-GAAP basis	$228	$243	$137	$732	$457

Total operating expenses on GAAP basis	$2,169	$2,119	$1,280	$6,941	$4,315
Amortization of acquisition-related intangible assets	475	473	68	1,424	474
Stock-based compensation expense	585	503	293	1,519	847
Restructuring, impairment and disposal charges	49	76	19	698	202
Acquisition-related costs	54	45	26	191	148

Total operating expenses on non-GAAP basis	$1,006	$1,022	$874	$3,109	$2,644

Operating income on GAAP basis	$865	$970	$1,339	$2,390	$3,483
Acquisition-related purchase accounting revenue adjustment (1)	—	—	3	—	10
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	1,303	1,299	830	3,911	2,716
Stock-based compensation expense	632	544	315	1,641	910
Restructuring, impairment and disposal charges	51	86	21	766	221
Acquisition-related costs	59	50	28	203	152

Operating income on non-GAAP basis	$2,910	$2,949	$2,536	$8,911	$7,562

Interest expense on GAAP basis	$(362)	$(376)	$(149)	$(1,083)	$(480)
Debt-related costs	2	26	—	28	32

Interest expense on non-GAAP basis	$(360)	$(350)	$(149)	$(1,055)	$(448)

Other income, net on GAAP basis	$41	$63	$39	$172	$120
(Gains) losses on investments	(28)	(40)	1	(95)	(3)

Other income, net on non-GAAP basis	$13	$23	$40	$77	$117

Income from continuing operations before income taxes on GAAP basis	$544	$657	$1,229	$1,479	$3,123
Acquisition-related purchase accounting revenue adjustment (1)	—	—	3	—	10
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	1,303	1,299	830	3,911	2,716
Stock-based compensation expense	632	544	315	1,641	910
Restructuring, impairment and disposal charges	51	86	21	766	221
Acquisition-related costs	59	50	28	203	152
Debt-related costs	2	26	—	28	32
(Gains) losses on investments	(28)	(40)	1	(95)	(3)

Income before income taxes on non-GAAP basis	$2,563	$2,622	$2,427	$7,933	$7,231

Provision for (benefit from) income taxes on GAAP basis	$(171)	$(36)	$32	$(410)	$(8,391)
Non-GAAP tax reconciling adjustments	453	324	138	1,282	8,777

Provision for income taxes on non-GAAP basis	$282	$288	$170	$872	$386

Net income on GAAP basis	$715	$691	$1,196	$1,877	$11,495
Acquisition-related purchase accounting revenue adjustment (1)	—	—	3	—	10
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	1,303	1,299	830	3,911	2,716
Stock-based compensation expense	632	544	315	1,641	910
Restructuring, impairment and disposal charges	51	86	21	766	221
Acquisition-related costs	59	50	28	203	152
Debt-related costs	2	26	—	28	32
(Gains) losses on investments	(28)	(40)	1	(95)	(3)
Non-GAAP tax reconciling adjustments	(453)	(324)	(138)	(1,282)	(8,777)
Discontinued operations, net of income taxes	—	2	1	12	19

Net income on non-GAAP basis	$2,281	$2,334	$2,257	$7,061	$6,845

Shares used in per share calculation - diluted on GAAP basis	418	422	441	420	433
Non-GAAP adjustment (2)	24	26	12	24	24

Shares used in per share calculation - diluted on non-GAAP basis	442	448	453	444	457

Net income on non-GAAP basis	$2,281	$2,334	$2,257	$7,061	$6,845
Interest expense on non-GAAP basis	360	350	149	1,055	448
Provision for income taxes on non-GAAP basis	282	288	170	872	386
Depreciation	141	142	129	426	383

Adjusted EBITDA	$3,064	$3,114	$2,705	$9,414	$8,062

Net cash provided by operating activities	$2,419	$2,667	$2,247	$7,218	$6,245
Purchases of property, plant and equipment	(112)	(125)	(120)	(336)	(529)

Free cash flow	$2,307	$2,542	$2,127	$6,882	$5,716

	Fiscal Quarter Ending
Expected average diluted share count:	November 3, 2019
Shares used in per share calculation - diluted on GAAP basis	417
Non-GAAP adjustment (2)	23

Shares used in per share calculation - diluted on non-GAAP basis	440

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)

Non-GAAP adjustment for number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

BROADCOM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	August 4, 2019	November 4, 2018
ASSETS
Current assets:
Cash and cash equivalents	$5,462	$4,292
Trade accounts receivable, net	3,539	3,325
Inventory	1,091	1,124
Other current assets	806	366

Total current assets	10,898	9,107
Long-term assets:
Property, plant and equipment, net	2,611	2,635
Goodwill	36,686	26,913
Intangible assets, net	18,879	10,762
Other long-term assets	693	707

Total assets	$69,767	$50,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$996	$811
Employee compensation and benefits	575	715
Current portion of long-term debt	3,537	—
Other current liabilities	3,174	812

Total current liabilities	8,282	2,338
Long-term liabilities:
Long-term debt	34,028	17,493
Other long-term liabilities	5,954	3,636

Total liabilities	48,264	23,467

Stockholders’ equity:
Common stock and additional paid-in capital	21,619	23,285
Retained earnings	—	3,487
Accumulated other comprehensive loss	(116)	(115)

Total stockholders’ equity	21,503	26,657

Total liabilities and stockholders’ equity	$69,767	$50,124

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4, 2019	May 5, 2019	August 5, 2018	August 4, 2019	August 5, 2018
Cash flows from operating activities:
Net income	$715	$691	$1,196	$1,877	$11,495
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,309	1,305	836	3,930	2,730
Depreciation	141	142	129	426	383
Stock-based compensation	632	544	315	1,641	910
Deferred taxes and other non-cash taxes	(235)	(94)	22	(708)	(8,512)
Non-cash restructuring, impairment and disposal charges	15	6	3	113	13
Non-cash interest expense	23	14	6	50	18
Other	(21)	(39)	5	(81)	22
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(60)	193	(262)	201	(340)
Inventory	(57)	40	19	33	325
Accounts payable	244	30	(41)	105	(353)
Employee compensation and benefits	104	(6)	205	(360)	(87)
Contributions to defined benefit pension plans	—	—	(1)	—	(130)
Other current assets and current liabilities	(354)	(37)	(148)	115	206
Other long-term assets and long-term liabilities	(37)	(122)	(37)	(124)	(435)

Net cash provided by operating activities	2,419	2,667	2,247	7,218	6,245

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(6)	—	(7)	(16,033)	(4,793)
Proceeds from sales of businesses	—	—	—	957	782
Purchases of property, plant and equipment	(112)	(125)	(120)	(336)	(529)
Proceeds from disposals of property, plant and equipment	82	—	—	82	238
Purchases of investments	—	(5)	—	(5)	(249)
Proceeds from sales of investments	2	3	—	5	54
Other	(1)	21	(47)	(4)	(59)

Net cash used in investing activities	(35)	(106)	(174)	(15,334)	(4,556)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	10,897	—	28,793	—
Repayment of debt	—	(12,000)	—	(12,000)	(856)
Payment of debt issuance costs	—	—	—	(46)	—
Other borrowings	(230)	1,044	—	1,345	—
Dividend and distribution payments	(1,057)	(1,057)	(754)	(3,181)	(2,275)
Repurchases of common stock - repurchase program	(736)	(830)	(5,378)	(5,002)	(5,725)
Shares repurchased for tax withholdings on vesting of equity awards	(241)	(500)	(33)	(818)	(35)
Issuance of common stock	11	121	39	194	153
Other	3	(1)	2	1	(19)

Net cash provided by (used in) financing activities	(2,250)	(2,326)	(6,124)	9,286	(8,757)

Net change in cash and cash equivalents	134	235	(4,051)	1,170	(7,068)
Cash and cash equivalents at the beginning of period	5,328	5,093	8,187	4,292	11,204

Cash and cash equivalents at end of period	$5,462	$5,328	$4,136	$5,462	$4,136

Supplemental disclosure of cash flow information:
Cash paid for interest	$368	$189	$312	$980	$545
Cash paid for income taxes	$98	$425	$127	$618	$323